UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Prudential Investment Portfolios, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareholder Name

Address 1

Address 2

Address 3

April 2, 2019

IMPORTANT DEADLINE

Subject:  PGIM GROWTH ALLOCATION FUND,

    a series of The Prudential Investment Portfolios, Inc.

Dear Shareholder:

We have been unable to reach you to discuss important changes affecting one or more of your investments in the PGIM GROWTH ALLOCATION FUND, a series of The Prudential Investment Portfolios, Inc.  We are requesting your prompt response no later than April 21, 2019.   A shareholder meeting to allow shareholders to vote on changes to the funds is scheduled on

April 22, 2019.

Please call the number below before April 21st. It will only take a few minutes of your time, and there is no confidential information required.

You can reach our proxy solicitor, D. F. King & Co., at 1-877-732-3619 between 9 a.m. and

10 p.m. Eastern Time, Monday through Friday. When you call, please provide the reference number listed below.

Thank you in advance for your assistance.

Sincerely,

Peter Parrella

Assistant Treasurer

REFERENCE NUMBER:  123456789